UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 27, 2022 (April 26, 2022)

COCA COLA CO

(Exact name of Registrant as specified in its charter)

Delaware	001-02217	58-0628465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coca-Cola Plaza		30313
Atlanta, Georgia		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 Par Value	KO	New York Stock Exchange
0.500% Notes Due 2024	KO24	New York Stock Exchange
1.875% Notes Due 2026	KO26	New York Stock Exchange
0.750% Notes Due 2026	KO26C	New York Stock Exchange
1.125% Notes Due 2027	KO27	New York Stock Exchange
0.125% Notes Due 2029	KO29A	New York Stock Exchange
0.125% Notes Due 2029	KO29B	New York Stock Exchange
0.400% Notes Due 2030	KO30B	New York Stock Exchange
1.250% Notes Due 2031	KO31	New York Stock Exchange
0.375% Notes Due 2033	KO33	New York Stock Exchange
0.500% Notes Due 2033	KO33A	New York Stock Exchange
1.625% Notes Due 2035	KO35	New York Stock Exchange
1.100% Notes Due 2036	KO36	New York Stock Exchange
0.950% Notes Due 2036	KO36A	New York Stock Exchange
0.800% Notes Due 2040	KO40B	New York Stock Exchange
1.000% Notes Due 2041	KO41	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2022, the Talent and Compensation Committee of the Board of Directors (the “Compensation Committee”) of The Coca-Cola Company (the “Company”) adopted an amendment and restatement of the Annual Incentive Plan of The Coca-Cola Company (the “Annual Incentive Plan”), effective as of January 1, 2022. The Annual Incentive Plan, formerly the “Performance Incentive Plan,” contains certain administrative and technical changes, as well as providing for the pro rata payment of certain awards to certain plan participants who terminate employment with the Company after attaining specified age requirements.

The foregoing description is qualified in its entirety by reference to the Annual Incentive Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareowners of the Company was held on Tuesday, April 26, 2022. The results of the matters submitted to a vote of the shareowners at the meeting are set forth below. Pursuant to Delaware law and the Company’s By-Laws, abstentions and broker non-votes are not considered votes cast and do not affect the outcome of the votes. Therefore, only votes for and against each matter are included in the percentages below.

(b)	Item 1. Election of Directors. Shareowners elected each of the persons named below as Directors for a term expiring in 2023 as follows:

	FOR	% FOR	AGAINST	% AGAINST	ABSTENTIONS	BROKER NON-VOTES
Herb Allen	3,177,003,101	99.65	11,210,040	0.35	5,034,225	491,276,951
Marc Bolland	3,107,195,292	97.47	80,804,088	2.53	5,247,986	491,276,951
Ana Botín	3,160,712,522	99.12	27,901,883	0.88	4,632,961	491,276,951
Christopher C. Davis	3,053,128,568	95.77	134,822,484	4.23	5,296,314	491,276,951
Barry Diller	2,647,572,007	83.05	540,282,098	16.95	5,392,653	491,276,951
Helene D. Gayle	2,836,219,718	88.99	350,840,906	11.01	6,186,741	491,276,951
Alexis M. Herman	2,993,514,806	93.90	194,629,684	6.10	5,102,876	491,276,951
Maria Elena Lagomasino	2,896,131,779	91.54	267,690,556	8.46	29,424,831	491,276,951
James Quincey	2,941,766,325	92.57	236,225,212	7.43	15,255,306	491,276,951
Caroline J. Tsay	3,167,447,352	99.34	20,914,710	0.66	4,885,182	491,276,951
David B. Weinberg	3,151,105,991	98.92	34,514,445	1.08	7,626,929	491,276,951

Item 2. Advisory Vote to Approve Executive Compensation. Votes regarding this advisory proposal were as follows:

Votes Cast For:	1,604,624,117	50.54%
Votes Cast Against:	1,570,285,371	49.46%
Abstentions:	18,337,892
Broker Non-Votes:	491,276,951

Item 3. Ratification of the Appointment of Ernst & Young LLP as Independent Auditors. Votes regarding this proposal were as follows:

Votes Cast For:	3,535,824,494	96.12%
Votes Cast Against:	142,595,837	3.88%
Abstentions:	6,104,000
Broker Non-Votes:	N/A

Item 4. Shareowner Proposal Regarding an External Public Health Impact Disclosure. Votes regarding this proposal were as follows:

Votes Cast For:	357,920,155	11.33%
Votes Cast Against:	2,799,863,902	88.67%
Abstentions:	35,462,549
Broker Non-Votes:	491,276,951

Item 5. Shareowner Proposal Regarding a Global Transparency Report. Votes regarding this proposal were as follows:

Votes Cast For:	403,288,299	12.69%
Votes Cast Against:	2,775,001,795	87.31%
Abstentions:	14,952,882
Broker Non-Votes:	491,276,951

Item 6. Shareowner Proposal Regarding an Independent Board Chair Policy. Votes regarding this proposal were as follows:

Votes Cast For:	846,251,251	27.79%
Votes Cast Against:	2,198,917,223	72.21%
Abstentions:	148,078,904
Broker Non-Votes:	491,276,951

Item 9.01.	Financial Statements and Exhibits.

(d)             Exhibits

Exhibit Number	Description
10.1	Annual Incentive Plan of The Coca-Cola Company, as amended and restated as of January 1, 2022.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: April 27, 2022	By:	/s/ Monica Howard Douglas
Monica Howard Douglas
Senior Vice President and General Counsel